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                                                                  Exhibit (e)(3)


FBR Investment Services, Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

     Reference is made to the Distribution Agreement between us dated as of December 10, 1997 and amended and restated as of June 16, 1998 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The FBR Family of Funds, namely the FBR Technology Fund (the "New Portfolio").

     We request that you act as Distributor under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                              Very truly yours,

                                              The FBR Family of Funds


                                              By:
                                                   ----------------------------


                                              Accepted:

                                              FBR Investment Services, Inc.


                                              By:
                                                   ----------------------------


Date:
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